OFFICERS' POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors of the below listed open-ended diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                1933 Act        1940 Act
                                               Reg. Number     Reg. Number
                                               -----------     -----------

     AXP Partners Series, Inc.
     AXP Partners International Series, Inc.
     AXP Variable Portfolio-Partners Series, Inc.

hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 9th day of May, 2001.

/s/ Arne H. Carlson                     /s/ Leslie L. Ogg
----------------------------            --------------------------
    Arne H. Carlson                         Leslie L. Ogg


/s/ John R. Thomas                      /s/ John M. Knight
----------------------------            --------------------------
    John R. Thomas                          John M. Knight


/s/ Frederick C. Quirsfeld
----------------------------
    Frederick C. Quirsfeld